Exhibit 5.1

NIXON PEABODY LLP

437 Madison Avenue

New York, New York  10022-7001

(212) 940-3000

Fax:  (212) 940-3111

November 2, 2004

JetBlue Airways Corporation

118-29 Queens Boulevard

Forest Hills, NY 11375

Ladies and Gentlemen:

We have acted as counsel to JetBlue Airways Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale from time to time on a delayed basis by the Company of up to $681,004,000 aggregate amount of the Company’s common stock, $0.01 par value per share (the “Common Stock”), preferred stock, $0.01 par value per share (“Preferred Stock”), and debt securities (“Debt Securities,” and, collectively with the Common Stock and Preferred Stock, the “Securities”) pursuant to a shelf Registration Statement on Form S-3, File No. 333-119549, as amended by Amendment No. 1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  Pursuant to Rule 429 under the Act, the prospectuses contained in the Registration Statement also relate to the remaining unsold $318,996,000 aggregate principal amount of securities previously registered by the Company under the Act pursuant to a shelf Registration Statement on Form S-3, File No. 333-109546.

The Registration Statement consists of two separate prospectuses.  One prospectus relates to the Securities (the “Debt/Equity Prospectus”) and the other prospectus relates to pass through certificates (the “Pass Through Certificates”) to be issued by one or more trusts formed by the Company relating to certain equipment notes either issued by the Company or an owner trustee (the “Pass Through Prospectus”).  We offer no opinion with respect to the Pass Through Prospectus.

The Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Debt/Equity Prospectus and any supplements thereto.  The Debt Securities will be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be named in such indenture.  A form of this indenture has been filed as Exhibit 4.1 to the Registration Statement.

In connection with the foregoing, we have examined the Registration Statement, the Debt/Equity Prospectus and the form of Indenture.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters.  We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

We also have assumed that (i) the Securities will have been specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock or Preferred Stock, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement, as amended, (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Debt/Equity Prospectus and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (viii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the Indenture will have been duly executed and delivered by the Company and the trustee named therein, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.

With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate certificate of designations, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock will have been duly adopted by the Company’s Board of Directors and filed with the Secretary of State of the State of Delaware.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

1.             Any Securities consisting of Common Stock or Preferred Stock, when issued and sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and non-assessable.

2.             Any Securities consisting of Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies, (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (z) public policy, and will be entitled to the benefits of the Indenture.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Debt/Equity Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Securities.

Very truly yours,
/s/ NIXON PEABODY LLP